Exhibit 99.1

----- Original Message -----
From: Legallarry@aol.com
To: larry_w@pacbell.net
Sent: Tuesday, July 08, 2008 3:37 PM
Subject: Re: Energy King / Larry Epstein

Larry
The only change that should be made is to my age.  I am 59 and not 57.  Once that change is made, I approve the 8-K.

Larry Epstein
Law Offices of Larry Epstein, APC
151315 Magnolia Blvd., Suite 401
Sherman Oaks, CA 91403
(818) 905-0531
Fax (818) 789-1375

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In a message dated 7/3/2008 1:41:07 P.M. Pacific Daylight Time, larry_w@pacbell.net writes:
Dear Larry,

Attached please find both a cover letter and an 8K filed today related to your recent resignation from Energy King's Board of Directors.

Please call us with any questions related to either document.

Regards,

Larry Weinstein

949-468-4444 x2 (office)
949-468-4445  (fax)
949-230-9229  (cell)

Energy King, Inc.
1929 Main Street, Suite 106
Irvine, CA 92614
www.enkg.com